Exhibit 10.16
AMENDMENT #3
TO TRANSITION SERVICES AGREEMENT
THIS AMENDMENT #3 TO THE TRANSITION SERVICES AGREEMENT (the “Amendment”) is effective as of November 24, 2008 (the “Effective Date”), by and among Travelport Inc. (“Travelport”) and Orbitz Worldwide, Inc. (“Orbitz”).
     WHEREAS, Travelport and Orbitz entered into a Transition Services Agreement dated as of July 25, 2007 (the “TSA”) under which each Party and their Subsidiaries agreed to provide certain Services to the other Party; and
     WHEREAS, Travelport and Orbitz have amended the TSA pursuant to a prior amendment and now desire to amend the TSA as set forth below.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties, intending to be legally bound, hereby agree that the following modifications are made to the TSA:
1.	The term with respect to each Service for maintenance and support of Oracle application that is described in Section 6 (Applications Support) of Exhibit A-6 is hereby extended until June 30, 2009.

2.	The Parties acknowledge that a critical component of the Orbitz Oracle implementation is the data migration and associated services to be completed by KBACE Technologies Inc. (“KBACE”) as described in Attachment A by June 30, 2009. Travelport is entering into a Statement of Work with KBACE substantially in the form attached as Attachment A hereto to contract for these services for the benefit of Orbitz. Accordingly, the Parties agree that:
(a)	Orbitz will reimburse Travelport for the costs that Travelport incurs pursuant to the KBACE Statement of Work, provided such costs shall not exceed $298,000 unless the parties otherwise mutually agree in writing.

(b)	Travelport is not the Service Provider with respect to the services performed by KBACE.

(c)	Travelport’s engagement of KBACE is subject to the limitations of liability of the TSA, including Section 6.5. If Travelport is held liable to Orbitz in relation to the KBACE services, the maximum liability of Travelport relating to the services by KBACE is the amount recoverable by Travelport from KBACE under the terms of the Statement of Work.
3.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TSA, the Separation Agreement, and the schedules and exhibits thereto.

4.	Except as otherwise expressly provided herein, all terms and conditions of the TSA shall continue in full force and effect.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties have executed this Amendment #3 to the Transition Services Agreement to be effective as of the date first above written.

Travelport Inc.	Orbitz Worldwide, Inc.

By: /s/ William J. Murphy	By: /s/ Marsha Williams
Name: William J. Murphy	Name: Marsha Williams
Title: SVP & CTO	Title: SVP & CFO
Date: 11/24/2008	Date: 11-20-2008